EXHIBIT 11
                                           SYNOVUS FINANCIAL CORP.
                                          COMPUTATION OF NET INCOME
                                               PER COMMON SHARE
                                    (In thousands, except per share data)
                                                 (Unaudited)

                                                            Three Months Ended
                                                                 March 31,
                                                          ----------------------
                                                          1997              1996
                                                          ----              ----
Primary

Net income                                             $ 35,807            29,627
=================================================================================

Weighted average common shares outstanding              174,560           173,852
Average common shares added, assuming
   exercise of dilutive stock options                     3,928             2,373
---------------------------------------------------------------------------------
Weighted average common shares, as adjusted             178,488           176,225
=================================================================================

Primary net income per common share                    $   0.20              0.17
=================================================================================

Fully Diluted

Net income                                             $ 35,807            29,627
=================================================================================

Weighted average common shares outstanding              174,560           173,852
Average common shares added, assuming
   exercise of dilutive stock options                     3,928             2,713
---------------------------------------------------------------------------------
Weighted average common shares, as adjusted             178,488           176,565
=================================================================================

Fully diluted net income per common share              $   0.20              0.17
=================================================================================

All information presented in Exhibit 11 reflects the three-for-two stock split declared by the Synovus Board of Directors on March 10, 1997, effective
April 8, 1997, to shareholders of record on March 21, 1997.